UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (earliest event reported): June 8, 2015

BELMOND LTD.
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-16017 (Commission file number)	98-0223493 (I.R.S. Employer Identification No.)

22 Victoria Street
Hamilton HM 12, Bermuda
(Address of principal executive offices) (Zip Code)

441-295-2244
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

Belmond Ltd. (the “Company”) convened and held its 2015 annual general meeting of shareholders on June 8, 2015. The holders of class A and class B common shares, voting together, (i) elected eight directors of the Company and (ii) appointed Deloitte LLP as the Company’s independent registered public accounting firm until the close of the 2016 annual general meeting and authorized the Audit Committee of the Board of Directors of the Company to fix Deloitte’s remuneration. A brief description of each matter and the number of votes on each matter are as follows:

(1) Election of eight directors, to constitute the entire Board of Directors, serving until the 2016 annual general meeting:

Name	For	Withheld	Broker Non-Votes
Harsha V. Agadi	24,009,932	1,885,560	5,715

John D. Campbell	21,440,478	4,455,014	5,715

Roland A. Hernandez	23,698,248	2,197,244	5,715
Mitchell C. Hochberg	23,968,738	1,926,754	5,715

Ruth A. Kennedy	23,968,801	1,926,691	5,715

Gail Rebuck	24,752,966	1,142,526	5,715

John M. Scott III	24,013,613	1,881,879	5,715

H. Roeland Vos	24,054,383	1,841,109	5,715

(2) Appointment of Deloitte LLP as the Company’s independent registered public accounting firm until the close of the 2016 annual general meeting, and authorization of the Board’s Audit Committee to fix Deloitte’s remuneration:

For	Against	Abstain	Broker Non-Votes
25,772,208	65,472	63,527	None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BELMOND LTD.

Date: June 10, 2015	By:	/s/ Richard M. Levine Richard M. Levine Secretary